UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 14, 2011

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49768	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

145 Rose Street
Lexington, KY 40507
(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

C. Garyen Denning has been appointed as the Executive Vice President of MedPro Safety Products, Inc. (the “Company”) effective March 14, 2011.

Mr. Denning, age 31, previously served as Director, Program Management since joining MedPro in February 2006. He previously served as a sales manager for a retail distributor in Chicago, Illinois.  Mr. Denning received his undergraduate degree in economics from Wake Forest University and a master’s degree from the Warrington College of Business Administration at the University of Florida.  Mr. Denning is the son-in-law of W. Craig Turner.

The Company has entered into an employment agreement with Mr. Denning.

Mr. Denning’s Employment Agreement

Position:  Executive Vice President.

Term:  January 1, 2011 to December 31, 2013, subject to automatic one-year extensions thereafter, unless the Company or Mr. Denning provides prior written notice of its or his intention to not renew the employment agreement.

Base Salary:  Mr. Denning’s base salary will be $185,000.

Annual Bonus:  Mr. Denning is eligible for a bonus of up to a total of 70% of his base salary as the Board of Directors or the CEO of the Company may determine in its sole discretion.

Employee Benefits:  Mr. Denning is entitled to participate in the stock option and incentive compensation arrangements for the management of the Company.  Mr. Denning is also entitled to participate in the employee benefit plans, policies and practices sponsored by the Company for the benefit of its employees, upon the same terms and conditions as other employees of the Company, including vacation and holiday time.

Confidentiality, Nonsolicitation and Noncompetition: Mr. Denning agrees not to encourage employees to leave the Company, encourage customers to terminate their relationships with the Company, and compete with the Company during his employment and during the restricted period.  The restricted period means the period ending on the later of (i) the expiration of the term of employment as set forth in Mr. Denning’s employment agreement or (ii) two years after Mr. Denning terminates employment with the Company.  Mr. Denning also agrees to maintain the confidentiality of the Company’s information during and after his employment with the Company.

Termination:  The Company may terminate Mr. Denning for cause, as defined in the agreement, which termination shall be immediate.  Should the Company terminate Mr. Denning other than for cause, Mr. Denning shall continue to be paid his base salary (but no other amounts related to any employee benefit plans and no further accrual of vacation, sick or holiday time) until the end of the term of his agreement, even though he is no longer working for the Company, which payment shall be specifically conditioned upon and in exchange for any written releases deemed appropriate by the Company.

The Company also clarified that Gregory Schupp’s employment as MedPro’s Chief Operating Officer will commence on April 23, 2011, and not March 23, 2011 as stated in its Current Report filed on March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: March 18, 2011	By:	/s/ W. Craig Turner
W. Craig Turner
Chairman and CEO